Exhibit 99.1
Press Release

Company Contact:	Investor Relations Contact:
Mr. William C. Morro, CEO	Mr. Crocker Coulson, President
InterAmerican Group, Inc.	CCG Investor Relations
Phone: 312-957-4172	Phone: +1-646-213-1915 (NY Office)
Email: wmorro@interamerican-group.com	Email: crocker.coulson@ccgir.com
www.cncdev.com

For Immediate Release

InterAmerican Acquisition Group Inc. Announces Stockholder Approval of
Business Combination with Sing Kung Limited

San Diego, California, September 8, 2009 – InterAmerican Acquisition Group Inc. (OTC BB: IAQG; IAQGW; IAQGU) announced that at a special meeting held today its stockholders approved its previously-announced proposed business combination with Sing Kung Limited.  In approving the business combination, IAG’s stockholders also approved the redomestication of IAG from Delaware to the British Virgin Islands, as well as other matters related to the redomestication.  The parties expect the business combination to close on September 9, 2009.

Subsequent to the transaction, IAG expects to change its name to CNC Development Ltd. and to continue to trade on the OTCBB under the symbols IAQG, IAQGW and IAQGU until new symbols are issued.

About IAG

IAG was formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an unidentified operating business.  IAG is located in San Diego, California with offices at 2918 Fifth Ave., Suite 209.  Additional information about IAG is available on the IAG website: http://iaaginc.com or in IAG’s public filings available from the SEC website: (http://www.sec.gov).

Safe Harbor

This press release includes forward-looking statements that involve risks and uncertainties.  Forward looking statements are statements that are not historical facts.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: any unforeseen delays that cause IAG to delay the closing of the business combination, as well as other relevant risks detailed in IAG’s filings with the Securities and Exchange Commission.  The information set forth herein should be read in light of such risks.  IAG assumes no obligation to update the information contained in this press release.